Exhibit 99.1

                        RESEARCH TRIANGLE COMMERCE, INC.
                              FINANCIAL STATEMENTS
                                      INDEX


                                                                       Page
                                                                       ----
Financial Statements:

    Balance Sheets (unaudited)                                          F-2

    Statements of Operations (unaudited)                                F-3

    Statements of Cash Flows (unaudited)                                F-4

    Notes to Financial Statements (unaudited)                           F-6

                        Research Triangle Commerce, Inc.
                                  Balance Sheet
                                 (unaudited)
               (in thousands, except share and per share data)


                                                                  September 30,
                                                                 -------------
                                                                      2000
                                                                 -------------
Assets
Current assets:
     Cash and cash equivalents                                       $2 ,741
     Accounts receivable, net of allowance for                           909
     doubtful accounts of  $77
     Other receivables                                                    48
     Income tax receivable                                                33
     Inventories                                                         159
     Prepaid expenses                                                    143
     Deferred income taxes                                                 -
                                                                 ------------
       Total current assets                                            4,033

Property and equipment, net                                            1,164
Capitalized software costs, net                                           51
Other assets                                                             150
                                                                 ------------
       Total assets                                                  $ 5,398
                                                                 ============

Liabilities, Redeemable Preferred Stock  and
Stockholders' Equity (Deficit)
Current liabilities:
     Accounts payable                                                  $ 339
     Accrued expenses                                                    362
     Current portion of capital lease obligations                         84
     Deferred revenue                                                    159
     Convertible debenture                                                 -
     Amounts due to lenders                                                -
                                                                 ------------
         Total current liabilities                                       944

Deferred income taxes                                                      -
Long term portion of capital lease obligations                           279

Commitments and contingencies

Mandatorily redeemable convertible preferred stock,
no par value;
     2,870,000 shares designated, 2,789,650 shares
     issued and outstanding (liquidation preference of $3,069)         4,003

Stockholders' equity (deficit):
     Common stock, $.00011 par value, 20,000,000
     shares authorized, 11,861,979 shares issued
     and outstanding                                                       1
     Additional paid-in capital                                        6,339
     Retained earnings (accumulated deficit)                          (6,168)
                                                                 ------------
         Total stockholders' equity (deficit)                            172
                                                                 ------------
         Total liabilities, redeemable preferred
         stock and stockholders' equity (deficit)                    $ 5,398
                                                                 ============

   The accompanying notes are an integral part of these financial statements.

                        Research Triangle Commerce, Inc.
                            Statements of Operations
                                   (unaudited)
                                 (in thousands)

                                                          Nine months ended
                                                            September 30,
                                                       -------------------------
                                                         2000           1999
                                                       ----------    -----------
Revenue:
   Services                                              $ 4,874        $ 4,716
   Software sales                                            318            104
                                                       ----------    -----------
           Total revenue                                   5,192          4,820
                                                       ----------    -----------
Costs and operating expenses:
   Services                                                4,136          3,855
   Software                                                  198             58
   Selling, general and                                    3,606          2,500
   administrative
                                                       ----------    -----------
           Total costs and                                 7,940          6,413
           operating expenses
                                                       ----------    -----------
Income (loss) from operations                             (2,748)        (1,593)
                                                       ----------    -----------
Interest income (expense):
   Interest income                                            69             24
   Interest expense                                         (392)            (9)
                                                       ----------    -----------
           Interest expense, net                            (323)            15
                                                       ----------    -----------
Income (loss) before income taxes                         (3,071)        (1,578)

Provision (benefit) for income taxes                           -              -
                                                       ----------    -----------
Net income (loss)                                         (3,071)        (1,578)

Accretion of mandatorily redeemable                         (863)          (237)
preferred stock
                                                       ----------    -----------
Net income (loss) available to                          $ (3,934)      $ (1,815)
common stockholders                                    ==========    ===========


   The accompanying notes are an integral part of these financial statements.

                        Research Triangle Commerce, Inc.
                            Statements of Cash Flows
                                   (unaudited)
                                 (in thousands)

                                                              Nine months ended
                                                                September 30,
                                                           ---------------------
                                                              2000        1999
                                                           ---------   ---------
Cash flows from operating activities:
   Net income (loss)                                       $ (3,071)   $ (1,578)

   Adjustments to reconcile net income
   (loss) to net cash provided by (used in)
   operating activities:
    Depreciation and amortization                               371         175
    Deferred tax expense                                          -          13
    Noncash interest expense                                    333           -
    Loss on disposal of property and equipment                    -           -
    Bad debt expense                                             44          15
   Changes in operating assets and liabilities:
    Accounts receivable                                         240        (527)
    Other receivables                                           (33)        (43)
    Income tax receivable                                         8        (135)
    Inventories                                                  12           1
    Prepaids                                                    (57)        (86)
    Other assets                                               (230)        (60)
    Accounts payable                                            121         118
    Accrued expenses                                           (221)        193
    Deferred revenue                                            138          16
                                                           ---------   ---------

Net cash provided by (used in) operating                     (2,345)     (1,898)
activities                                                 ---------   ---------
Cash flows from investing activities:
   Purchase of property and equipment                          (173)       (585)
   Cash paid for acquisitions                                     -           -
   Cash paid for noncompete agreements                            -        (107)
                                                           ---------   ---------

Net cash used in investing activities                          (173)       (692)
                                                           ---------   ---------
Cash flows from financing activities:
   Proceeds from issuance of mandatorily
   redeemable preferred stock and warrants                        -       2,674
   Proceeds from exercise of stock options                       30           -
   Proceeds from line of credit                               2,774       1,820
   Payments on line of credit                                (2,774)     (1,534)
   Proceeds from issuance of notes,                           5,000           -
   convertible debenture and warrants
   Payments on term note                                          -        (300)
   Payments on capital lease obligations                        (63)        (13)
                                                           ---------   ---------

Net cash provided by financing activities                     4,967       2,647
                                                           ---------   ---------

Net increase in cash and cash equivalents                     2,449          57
Cash and cash equivalents at beginning of year                  292           8

                                                           ---------   ---------
Cash and cash equivalents at end of year                   $  2,741    $     65
                                                           =========   =========

   The accompanying notes are an integral part of these financial statements.

                                                             Nine months ended
                                                               September 30,
                                                           ---------------------
                                                              2000       1999
                                                           ---------   ---------
Supplemental cash flow disclosures:
Interest paid                                               $    49       $   9
                                                           =========   =========
Taxes paid                                                  $     -       $   -
                                                           =========   =========
Supplemental disclosure of noncash transactions:
Accretion of mandatorily redeemable                         $   863      $  242
preferred stock                                            =========   =========
Conversion of convertible debenture and                     $ 2,110       $   -
accrued interest                                           =========   =========
Conversion of note payable and accrued                      $ 5,063       $   -
interest                                                   =========   =========

   The accompanying notes are an integral part of these financial statements.

                        Research Triangle Commerce, Inc.
                           Notes Financial Statements


1.    Business and Operating Environment

   Research Triangle Commerce, Inc. (formerly Research Triangle Consultants Inc.) (the "Company") is a North Carolina corporation incorporated in 1991. The Company is a vertically integrated provider of education and consulting services, custom programming, internetworking operations, software sales and related services that enable organizations to implement Electronic Commerce ("EC") methodologies to integrate their business applications, both internally and with external business partners.

   In the opinion of management, the accompanying September 30, 1999 and September 30, 2000 financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows of the Company. Results for the interim periods are not necessarily indicative of the results for any other interim period or for the full fiscal year.

2.    Summary of Significant Accounting Policies

   Concentration of Credit Risk and Significant Customers Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of temporary cash and trade receivables. The Company primarily places its temporary cash with high credit quality financial institutions. Cash deposits are all in financial institutions in the United States. The Company performs ongoing credit evaluations to reduce credit risk and requires no collateral from its customers. Management estimates the allowance for uncollectible accounts based on its historical experience and credit evaluation.

   At September 30, 2000, two customers accounted for a total of 23% of gross accounts receivable. For the nine-month period ended September 30, 2000, one customer accounted for 14% of revenues. For the nine-month period ended September 30, 1999, one customer accounted for 17% of revenues.

3.    Capital Stock

   Mandatorily Redeemable Convertible Preferred Stock

   Redemption

   The redemption value of the Series A Preferred Stock was $12,170,000 as of September 30, 2000, based on a redemption price per preferred share equal to the product of (i) an amount equal to two times the sum of the Company's gross revenues, as defined, for the twelve month calendar period immediately preceding the date of the notice less all debts and other liabilities of the Company multiplied by (ii) one (the conversion rate at September 30, 2000) and then divided (iii) by number of fully diluted common shares of the Company. The Series A Preferred Stock was initially recorded at $1,669,000 as of January 22, 1999 based on the cash received, net of issue costs of $245,000 and the fair value of warrants of $86,000. Additional Series A Preferred Stock was initially recorded at $918,000 as of April 9, 1999 based on cash received, net of issue costs of $82,000. The Series A Preferred Stock was accreted to the redemption value utilizing the interest method. The accretion was recorded as

                        Research Triangle Commerce, Inc.
                           Notes Financial Statements


   an increase or decrease to additional paid-in capital and an increase or decrease to the recorded value of the Series A Preferred Stock through December 2004, the redemption date. The Company recorded decreases to stockholders' equity of $863,000 and $242,000, respectively, for the nine months ended September 30, 2000 and 1999, respectively. As a result of the Merger described in paragraph 4 below, all of the Series A Preferred Stock was converted into cash and shares of Class A Common Stock of ICC on November 6, 2000.

4.    The Merger

   The Company and Internet Commerce Corporation ("ICC") entered into an Agreement and Plan of Merger dated June 14, 2000 (the "Merger Agreement") pursuant to which the Company would become a wholly-owned subsidiary of ICC upon consummation of the transactions contemplated by the Merger Agreement.

   On August 10, 2000 the Company adopted a Restricted Stock Plan which is designed to award shares of common stock, on a restricted basis, to certain individuals, conditioned upon and subject to the closing of a proposed transaction between the Company and ICC. An RTCI shareholder transferred 825,000 shares of common stock owned by such shareholder to the Restricted Stock Plan, which shares were subsequently awarded to such individuals as restricted stock.

   On August 15, 2000 the Company issued 2,532,396 shares of common stock to two investors. The Company converted a $5,000,000 promissory note payable, plus accrued interest of $63,000, into 1,793,896 shares of common stock and converted a $2,000,000 convertible debenture, plus $110,000 of accrued interest, into 738,500 shares of common stock.

5.    Subsequent Events

   On November 6, 2000, the merger between ICC and the Company was completed. Under the terms of the Merger Agreement, the Company's outstanding shares of common stock, including restricted common stock, were converted into approximately $2.22 million of cash and 2,719,082 shares of ICC Class A Common Stock and the Company's options and warrants were converted into options and warrants to receive upon exercise an aggregate of 394,905 shares of ICC Class A Common Stock and approximately $0.34 million of cash.